Exhibit 10.2

EXECUTION VERSION

FOURTH AMENDMENT TO GUARANTY AGREEMENT

FOURTH AMENDMENT TO GUARANTY AGREEMENT, dated as of March 31, 2026 (this “Amendment”), between KKR REAL ESTATE FINANCE HOLDINGS L.P., a Delaware limited partnership (“Guarantor”), KREF Lending IX LLC, a Delaware limited liability company (“Seller”) and MORGAN STANLEY BANK, N.A. (“Buyer”), as the assignee of all of the rights and obligations of MUFG BANK, LTD. under the Program Documents. Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Repurchase Agreement (as defined below).

RECITALS

WHEREAS, Seller and Buyer are parties to that certain Master Repurchase Agreement and Securities Contract, dated as of July 27, 2021 (as amended by that certain (i) Omnibus Amendment and Reaffirmation Agreement, dated as of March 31, 2022, (ii) Second Omnibus Amendment and Reaffirmation Agreement, dated as of August 23, 2022, (iii) Third Omnibus Amendment and Reaffirmation Agreement, dated as of September 26, 2023, and (iv) Fourth Omnibus Amendment and Reaffirmation Agreement, dated as of May 22, 2024 and as modified by that certain Side Letter, dated as of May 22, 2024, and as may be further amended, restated, supplemented or otherwise modified and in effect from time to time, the “Repurchase Agreement”);

WHEREAS, Guarantor is party to that certain Limited Guaranty in favor of Buyer, dated as of July 27, 2021 (as amended pursuant to that certain Third Omnibus Amendment and Reaffirmation Agreement, dated as of September 26, 2023, as further amended by that certain Second Amendment to Guaranty Agreement, dated as of September 20, 2024, as further amended by that certain Third Amendment to Guaranty Agreement, dated as of March 6, 2025 and as amended pursuant to this Amendment and as further amended, restated, supplemented or otherwise modified and in effect from time to time, the “Guaranty”);

WHEREAS, Guarantor and Buyer wish to modify certain terms of the Guaranty;

WHEREAS, Buyer, at the request of Seller, has agreed to provide a certain conditional waiver with respect to certain provisions of the Repurchase Agreement as set forth herein; and

NOW, THEREFORE, in consideration of the premises and the agreements hereinafter set forth, the parties hereto hereby agree as follows:

1.        Amendments to Guaranty.

(a)          The terms “Alternate Covenant Period” and “Financial Covenant Election”, in each case, as defined in Section 1 of the Guaranty, are hereby deleted.

(b)          The Guarantor and Buyer hereby agree that, as of the date hereof, the Guaranty is hereby amended by replacing Section 9(a)(i) of the Guaranty with the following:

“(i) permit at any time the ratio of (x) Interest Income (excluding deferred interest and the amortized portion of any upfront fees) for the Covenant Period to (y) the Interest Expense of Guarantor for such period to be less than 1.30 to 1.00, as determined as soon as practicable after the Covenant Period, but in no event later than forty-five (45) days after the last day of the Covenant Period;”.

(c)         The Guarantor and Buyer hereby agree that, as of the date hereof, the Guaranty is hereby amended by replacing Section 9(a)(iv) of the Guaranty with the following:

“(iv) permit the Tangible Net Worth of Guarantor and its consolidated Subsidiaries at any time to be less than the sum of (x) $1,000,000,000 plus (y) 75% of the aggregate net cash proceeds of any equity issuances made and capital contributions received by REIT or Guarantor after March 31, 2026, less the cash consideration paid for any repurchase or redemption of equity interests after such date; or”.

2.           Conditions Precedent. This Amendment shall become effective as of the date hereof, subject to the satisfaction of the following conditions precedent:

(a)       Delivered Documents. On the date hereof, Buyer shall have received this Amendment, executed and delivered by the duly authorized officers of Guarantor, Buyer and Seller.

(b)        Fees and Expenses. Seller has paid all fees and expenses to the extent due and payable by Seller to Buyer as of the date hereof pursuant to the terms of the Program Documents.

3.        Waiver.

(a)       Pursuant to Section 12(s) of the Repurchase Agreement, Seller has notified Buyer that it is entering into a More Favorable Agreement pursuant to that certain 10th Amendment (“Revolver Amendment”) to that certain Credit Agreement dated as of December 20, 2018 (as amended) by and among KREF Holdings X LLC, Morgan Stanley Senior Funding, Inc. as the administrative agent and the other parties thereto. Notwithstanding Buyer’s right to require an amendment to the Guaranty incorporating the more favorable liquidity covenant set forth in the Revolver Amendment (the “More Favorable Liquidity Covenant”), Seller has requested, and Buyer has agreed to, conditionally waive such right at this time; provided, however, if at any time any other repurchase facility buyer or other similar financing lender exercises a similar right with respect to the More Favorable Liquidity Covenant (or is deemed to automatically benefit, without waiver, from the More Favorable Liquidity Covenant pursuant to the terms of their respective transaction documents), Section 9(a)(iii) of the Guaranty shall be deemed to be automatically modified to such more restrictive terms and the limited waiver set forth herein shall be terminated and of no further force and effect.

(b)         Guarantor hereby represents that as of the date hereof, no repurchase facility buyer or other similar financing lender has the benefit of the More Favorable Liquidity Covenant and acknowledges that Buyer would not have agreed to the limited waiver set forth herein without such affirmative representation of Guarantor.

(c)          This Amendment also confirms that Buyer has not, except to the extent set forth herein, waived, and Buyer expressly reserves, all of its claims, rights, powers, privileges and remedies under the Repurchase Agreement, the other Program Documents and applicable law. No oral representations or course of dealing on the part of Buyer or any of its officers, employees or agents, and no failure or delay by Buyer with respect to the exercise of any right, power, privilege or remedy under any of the Repurchase Agreement, the other Program Documents or applicable law shall operate as a waiver thereof, and the single or partial exercise of any such right, power, privilege or remedy shall not preclude any later exercise of any other right, power, privilege or remedy.

(d)        Any failure or delay by Buyer in exercising any right, power or remedy under the Repurchase Agreement or other Program Documents, at law and in equity, or any acceptance of partial performance or partial payment: (i) shall not operate as a waiver of such right, power or remedy, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise of such right, power or remedy or the exercise of any other right, power or remedy; and (ii) shall not be sufficient, by itself or together with any other action or inaction by Buyer, to establish a course of dealing or course of conduct by Buyer upon which Seller shall be entitled to rely.

4.       Binding Effect; No Partnership; Counterparts. The provisions of the Guaranty, as amended hereby, shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Nothing herein contained shall be deemed or construed to create a partnership or joint venture between any of the parties hereto. For the purpose of facilitating the execution of this Amendment as herein provided, this Amendment may be executed simultaneously in any number of counterparts, each of which shall be deemed to be an original, and such counterparts when taken together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment in Portable Document Format (PDF) or by electronic transmission shall be effective as delivery of a manually executed original counterpart thereof.

5.       Further Agreements. Guarantor agrees to execute and deliver such additional documents, instruments or agreements as may be reasonably requested by Administrative Agent and as may be necessary or appropriate from time to time to effectuate the purposes of this Amendment.

6.       Governing Law. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY LAWS, RULES OR PROVISIONS OF THE STATE OF NEW YORK THAT WOULD CAUSE THE APPLICATION OF THE LAWS, RULES OR PROVISIONS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK.

7.      Headings, etc. The headings of the sections and subsections of this Amendment are for convenience of reference only and shall not be considered a part hereof nor shall they be deemed to limit or otherwise affect any of the terms or provisions hereof.

8.     References to Program Documents. All references to the Guaranty in any Program Document, or in any other document executed or delivered in connection therewith shall, from and after the execution and delivery of this Amendment, be deemed a reference to the Guaranty as amended hereby, unless the context expressly requires otherwise.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

GUARANTOR:

KKR REAL ESTATE FINANCE HOLDINGS L.P.,
a Delaware limited partnership

By:	KKR REAL ESTATE FINANCE TRUST INC.,
its general partner

By:	/s/ Patrick Mattson
Name:	Patrick Mattson
Title:	Authorized Signatory

[KREF / Morgan Stanley (Assignee of MUFG) - Signature Page to Fourth Amendment to Guaranty Agreement]

SELLER:

KREF LENDING IX LLC,
a Delaware limited liability company

By:	/s/ Patrick Mattson
Name:	Patrick Mattson
Title:	Authorized Signatory

[KREF / Morgan Stanley (Assignee of MUFG) - Signature Page to Fourth Amendment to Guaranty Agreement]

BUYER:

MORGAN STANLEY BANK, N.A.,
as Buyer

By:	/s/ Anthony Preisano
Name:	Anthony Preisano
Title:	Managing Director

[KREF / Morgan Stanley (Assignee of MUFG) - Signature Page to Fourth Amendment to Guaranty Agreement]